UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )
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The Carlyle Group Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 25, 2023

The Carlyle Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35538	45-2832612
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Pennsylvania Avenue, NW
Washington,	DC	20004-2505
(Address of Principal Executive Offices)		(Zip Code)
(202) 729-5626
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CG	The Nasdaq Global Select Market
4.625% Subordinated Notes due 2061 of Carlyle Finance L.L.C.	CGABL	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 26, 2023, The Carlyle Group Inc. (the “Company”) issued a press release announcing that effective June 1, 2023, Sharda Cherwoo will join the Board of Directors (the “Board”) of the Company as a Class I director. The appointment was approved by the Board on April 25, 2023.
Ms. Cherwoo, 64, is a former senior partner at Ernst & Young LLP (“EY”), where she garnered extensive operating experience serving global clients across EY’s four service lines: audit, tax, management consulting and transactions advisory (M&A) practices. In October 2015, Ms. Cherwoo launched and spearheaded EY’s Intelligent Automation program. As part of that role, she also directed EY’s investments in robotic process automation (“RPA”) and digital transformation initiatives, with a focus on strategic direction, governance, and risk management. She also advised several Fortune 500 and other companies on their intelligent automation strategies, digital and talent transformation planning, including redesigning operating models. During her EY tenure, Ms. Cherwoo also served as a Partner in EY’s Private Equity practice group since 2009 and served financial services clients as a Global Client Service Partner and Global Tax Account Leader since 1991. In those roles, she was responsible for serving select EY clients, advising on digital transformation, RPA initiatives, complex tax accounting and global tax planning, as well as mergers, acquisitions and divestitures and their impact on business and global tax strategies. From 2001 to 2004, Ms. Cherwoo served as the founding Chief Executive Officer of EY’s Global Shared Services operations in Bangalore, India, which was EY’s first global offshoring center for client-facing operations. Prior to that, Ms. Cherwoo held various senior leadership roles and other positions, since joining EY in the U.S. in 1982, in the audit practice.
Ms. Cherwoo currently serves on the board of World Fuel Services Corporation and is a former board member of Doma Holdings Inc. and World Quantum Growth Acquisition Corporation. In addition, Ms. Cherwoo has been a member of the Advisory Board of Land O’Lakes Inc. since 2020, a Board Director of Tax Analysts since 2020, a board member of the National Association of Corporate Directors – New York Chapter since 2021, and a member of the Board of Trustees of International House of York since 2008. Ms. Cherwoo is a Certified Public Accountant and holds a B.Sc. in Accounting as Valedictorian from Sacred Heart University in Fairfield, Connecticut. Ms. Cherwoo has also attended Executive Education programs at Harvard Business School for Strategic Leadership for EY Partners and at Northwestern University, Kellogg School of Management.

Ms. Cherwoo also will be appointed to the Audit Committee of the Board effective as of June 1, 2023. The number of authorized directors on the Board will be increased from 12 to 13 effective as of June 1, 2023, in connection with the appointment of Ms. Cherwoo to the Board and the Audit Committee.

Ms. Cherwoo will receive the annual compensation we provide to non-employee directors as described in the “Director Compensation” section of the Company’s definitive proxy statement for its 2023 Annual Meeting of Shareholders filed with the U.S. Securities and Exchange Commission on April 12, 2023.

Item 7.01	Regulation FD Disclosure.
A copy of the Company’s press release regarding the matters described above has been furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description

99.1	Press release of The Carlyle Group Inc., dated April 26, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Carlyle Group Inc.

Date: April 26, 2023	By:	/s/ Jeffrey W. Ferguson
	Name:	Jeffrey W. Ferguson
	Title:	General Counsel